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                                                                  Exhibit (d)(2)


                                                March 28, 2001

International Bancshares Corp.
1200 San Bernardo Ave
P.O. Drawer 1359
Laredo, TX 78042-1359
Attn:  Jonathan Nixon, General Counsel


Dear Mr. Nixon:

      You have requested information from us, and we have requested information from you, in connection with your and our consideration of a potential transaction between the parties (the "Potential Transaction"). As a condition to the mutual furnishing of such information, each of us is requiring that the other agree, as set forth below, to treat confidentially such information and any other information either party or our agents furnish to the other, whether furnished before or after the date of this letter (collectively, the "Evaluation Material"). As used herein, "Recipient" refers to either party or its agents as the recipient of the Evaluation Material and the affiliates (within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof, and the "Disclosing Party" refers to the party furnishing such Evaluation Material to Recipient.

      Recipient agrees that the Evaluation Material will be kept confidential by it and its agents and will be used by the Recipient solely for the purpose of evaluating the Potential Transaction; provided, however, that such information may be disclosed to its directors, officers, employees and representatives of its advisors and to individuals acting in similar capacities on its behalf (collectively, "Representatives") who need to know such information for the purpose of evaluating the Potential Transaction (it being understood that such Representatives shall be informed by Recipient of the confidential nature of such information and shall be directed by Recipient, and shall agree, to treat such information confidentially). Recipient will not disclose the Evaluation Material to any person other than as permitted hereby and Recipient will use its best efforts to safeguard the Evaluation Material from unauthorized disclosure. Recipient shall use the same standard of care in safeguarding the Evaluation Material as it employs in protecting its own proprietary information which it desires not to disseminate or publish

      Except as may be required by law, without the prior written consent of the Disclosing Party, Recipient will not, and it will direct its Representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction or the status thereof. Recipient will be responsible for any breach of this letter agreement by its Representatives. The term "person" as used in this letter shall be broadly interpreted to include without limitation any corporation, company, partnership and individual.
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      If Recipient is requested or required (by requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Evaluation Material, it will provide the Disclosing Party with prompt notice of such request (s) so that the Disclosing Party may seek an appropriate protective order and/or waive Recipient's compliance herewith. If, in the absence of a protective order or the receipt of a waiver hereunder, the Recipient or its Representatives are legally compelled to disclose any Evaluation Material, Recipient will furnish only that portion of the Evaluation Material that Recipient or its Representatives are legally compelled to disclose and Recipient and its Representatives will exercise their reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded to such Evaluation Material. Any granting of a waiver by the Disclosing Party pursuant to this paragraph shall be a waiver for that limited circumstance only, unless otherwise specified in such waiver.

      Each party agrees that unless otherwise specified by the other, all communications relating to a possible transaction will be conducted through such other party's designated representatives, and neither party shall initiate, solicit, enter into or engage in, any discussions, correspondence, negotiations, agreements or understandings or otherwise have any contact with any of the other's officers or employees or those of the other's subsidiaries in connection with such transaction.

      It is further agreed and understood that for eighteen months after the date of this letter, neither you nor your affiliates shall, directly or indirectly, without our prior written consent, solicit the employment of any of our employees or any employees or affiliates or subsidiaries, except by means of general advertisement in the media of any referrals made by a placement agency.

      Each party understands and acknowledges that neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it or to it. Each party agrees that neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use of or reliance upon the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any transaction between you and us, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect. This agreement shall not create or imply any commitment or obligation on the part of either the Recipient or the Disclosing party to enter into a Potential Transaction. Each party further understands and agrees that no contract or agreement providing for any transaction shall be deemed to exist unless and until a final definitive agreement with respect to such transaction has been executed and delivered.

      If no transaction is effected between you and us after any Recipient has been furnished with Evaluation Material, Recipient will promptly, upon request, deliver to the Disclosing Party all Evaluation Material, without retaining any copy or extract thereof.

      The term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by Recipient or its Representatives, (ii) was available on a nonconfidential basis prior to its disclosure to Recipient, or (iii) becomes available to Recipient on a nonconfidential basis from a source other than the


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Disclosing Party or its Representatives provided that such source is not bound by a confidentiality agreement with the Disclosing Party or its Representatives.

      It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by either party or any of its Representatives and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity.

      No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

      If you are in agreement with the foregoing, please sign and return one copy of this letter which will constitute our binding agreement to be governed by Texas law with respect to the subject matter of this letter. Recipient consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Texas having subject matter jurisdiction arising under this agreement.

      This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. A facsimile copy of this Agreement shall be deemed an original for all purposes.


                                          Very truly yours,

                                          Craig R. McMahen
                                          Managing Director
                                          Keefe, Bruyette & Woods, Inc.

                                          By:  /S/ CRAIG R. MCMAHEN
                                               ---------------------------

                                          As agent for National Bancshares
                                          Corporation of Texas

Agreed:

INTERNATIONAL BANCSHARES CORPORATION


By:  /S/ DENNIS E. NIXON
     --------------------------
     Dennis E. Nixon, President



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